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                                                                   EXHIBIT 10.14

                          CONVERGENT GROUP CORPORATION

                           RESTRICTED STOCK AGREEMENT

         THIS RESTRICTED STOCK AGREEMENT ("Agreement") is made as of the 29th day of October, 1999 between CONVERGENT GROUP CORPORATION, a Delaware corporation (the "Company"), and ROBERT SHARPE ("Sharpe"), a member of the board of directors of the Company (the "Board").

                                     RECITAL

         WHEREAS, the Company desires to provide Sharpe with an added incentive to continue his services to the Company, and through a proprietary interest, to increase his participation in the success of the Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

         1. Issuance of Restricted Stock. Subject to the terms and conditions set forth below, the Company hereby grants and issues to Sharpe, as compensation for services, and Sharpe accepts from the Company, a total of 755,420 shares of Common Stock of the Company, par value $0.001 per share (the "Shares").

         2. Vesting Period of Restricted Stock. The Shares shall be subject to the restrictions set forth in Section 3 until such time as the Shares have become vested as provided herein. The Shares shall become vested at the rate of 94,427.5 Shares per calendar quarter on the last day of each such quarter, commencing September 30, 1999; provided, however, that with respect to any such date, Sharpe has been a member of the Board in continuous service through such date.

         3. Nature of Restrictions. Shares which have not yet vested as set forth in Section 2 (the "Restricted Shares") shall not be sold, assigned, pledged, or otherwise transferred or encumbered, whether voluntarily, involuntarily, or by operation of law, except with the prior written approval of the Company and subject to the transferee's acceptance of the terms and conditions of this Agreement. Any attempt to sell, assign, pledge, transfer or encumber the Restricted Shares contrary to the provisions hereof, and any levy of any attachment or similar process upon the Restricted Shares, shall be null and void. The Company shall not recognize or give effect to any such transfers or encumbrances on its books and records nor recognize the person or persons to whom such purported transfer has been made as the legal or beneficial owner of the Restricted Shares.

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         4. Effect of Termination of Service as a Member of the Board. In the
event Sharpe's service as a member of the Board is terminated either (a) by the Company for Cause (as defined below), or (b) by Sharpe voluntarily, the Restricted Shares shall be immediately forfeited to the Company, without payment therefor. In the event of a termination of Sharpe's service as a member of the Board for any other reason, all of the Restricted Shares shall become fully vested immediately upon such termination. In the event of Sharpe's death or disability prior to the end of the vesting period set forth in Section 2, the Company may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to Sharpe's Shares. For purposes of this
Section 4, "Cause" shall mean any one of the following: (i) the commission of a crime involving fraud, theft or dishonesty by Sharpe; (ii) Sharpe's willful misconduct in carrying out his position and duties; (iii) conduct of a nature that would materially discredit the Company or any of its subsidiaries or affiliates were the Company to continue to retain the services of Sharpe; (iv) the continued use of alcohol or drugs by Sharpe to an extent that, in the good faith determination of the majority of the other members of the Board, such use materially interferes in any manner with the performance of Sharpe's duties and responsibilities; or (v) the violation of any law (including the Foreign Corrupt Practices Act of 1977, but excluding misdemeanor traffic or other similar violations).

         5. Deposit of Certificates. The stock certificate or certificates representing the Restricted Shares shall be registered in the name of Sharpe but shall remain in the custody of the Company. Sharpe shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Restricted Shares that shall be forfeited in accordance with this Agreement. As soon as practicable after September 30 of each year or after the termination of Sharpe's service as a member of the Board, and subject to the provisions of Sections 8 and 11, the Company shall issue or transfer to Sharpe the vested Shares and shall deliver to Sharpe a certificate or certificates therefor, registered in Sharpe's name.

         6. Service as Member of the Board by Sharpe. Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that Sharpe shall remain a member of the Board, and this Agreement shall not affect in any way the right of the shareholders to terminate the service of Sharpe at any time.

         7. Changes in Capital Structure of the Company. If there is any change, increase or decrease, in the outstanding shares of the Company's Common Stock which is effected without receipt of additional consideration by the Company, by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of stock, or other similar circumstances, or if there is a spin-off or other distribution of assets to the Company's stockholders, the Company shall make an appropriate adjustment in the aggregate number of Shares which then constitute Restricted Shares and the number of Shares which vest per month as set forth in Section 2. Such adjustment shall be identical to the adjustment made generally with respect to outstanding shares of the Company's Common Stock. Any additional securities or other property issued to Sharpe as a result of any of the foregoing events shall continue to be subject to the terms of this Agreement to the same extent as the Shares giving rise to the right to receive such additional securities or other property.


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         8. Withholding. Sharpe shall reimburse the Company, in cash or by certified or bank cashier's check, within ten days after (i) the making of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, or (ii) the vesting of any Restricted Shares, for federal, state or local taxes required by law to be withheld, if any. The Company shall have the right to deduct from any payments to be made to Sharpe any federal, state or local taxes required by law to be so withheld, if any. The Company's obligation to deliver a certificate representing the Shares following vesting shall be subject to the payment by Sharpe of any applicable federal, state and local withholding tax.

         9. Rights of Stockholder. Subject to the terms and provisions of this Agreement, Sharpe shall have all the rights of a stockholder of the Company with respect to the Shares, including the right to vote the Shares and to receive all cash dividends or, subject to the last sentence of Section 8, other distributions paid or made with respect to the Shares.

         10. Legends. Certificates representing shares of Restricted Stock shall bear the following legend:

                       NOTICE OF RESTRICTIONS ON TRANSFER

                  THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A RESTRICTED STOCK AGREEMENT, WHEREBY THE TRANSFER IN ANY MANNER OF SUCH SHARES OF STOCK OR ANY INTEREST THEREIN IS RESTRICTED AND THE SHARES OF STOCK ARE SUBJECT TO FORFEITURE. A COPY OF SAID AGREEMENT IS ON FILE AT THE REGISTERED OFFICE OF THE COMPANY WHERE IT MAY BE INSPECTED.

To the extent that restrictions on the Restricted Shares have lapsed, certificates bearing the legend provided for herein may be submitted to the Company, and the Company shall reissue such certificates free of such legend. Certificates representing Restricted Shares and Common Stock acquired upon vesting of the Restricted Shares may contain such further legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer until there has been compliance with federal and state securities laws.


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         11. Stock Restriction Agreement. Concurrent with the execution of this
Agreement, Grantee shall execute and deliver to the Company the Agreement to be Bound by Stockholders' Agreement in substantially the form attached to this Agreement as Exhibit A. Execution and delivery of such Agreement shall be a condition precedent to the right to receive the Restricted Shares.

         12. Lock-Up. In connection with the first two underwritten registered offerings of any securities of the Company under Securities Act of 1933, as amended (including any successor statute, the "1933 Act"), Sharpe will not sell or otherwise transfer or dispose of any Shares, or any other shares of Common Stock which are acquired by Sharpe, during such period following the effective date of the registration statement of the Company filed under the 1933 Act as may be requested by the Company or the representative of the underwriters for the Company, not to exceed 180 days; provided, however, that such restriction shall apply only if the executive officers and directors of the Company agree with the representatives of the underwriters not to transfer shares of Common Stock owned by them for the same or a greater period. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period. Sharpe shall cause any subsequent transferee in a private sale of all or any portion of the Shares or any other shares of Common Stock acquired by Sharpe to be bound by the restrictions of this Section.

         13. Entire Agreement; Amendments. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification or discharge may be sought to be enforced.

         14. Notices. All notices or other communications which are required to be given or may be given to the parties pursuant to the terms of this Agreement shall be sufficient in all respects if given in writing and delivered personally or by registered or certified mail, postage prepaid, addressed: (i) if to the Company, to the principal executive office of the Company to the attention of the Secretary, and (ii) if to Sharpe, to the address of Sharpe as reflected in the records of the Company. Notice shall be deemed given on the date of delivery in the case of personal delivery or on the delivery or refusal date as specified on the return receipt in the case of registered or certified mail.

         15. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

         16. Governing Law. The parties hereby agree that this Agreement shall be construed in accordance with the laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.


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         17. Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provisions of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if that invalid or unenforceable provision were omitted.

         18. Investment Intent. Sharpe, by signing below, hereby acknowledges that he is acquiring the Shares for investment and not for distribution and that he has no present intention of selling or transferring the Shares as the restrictions described herein lapse. Sharpe agrees that he will not transfer, sell or offer for sale any of the Shares unless (i) there is an effective registration or other qualification relating thereto under the Securities Act of 1933 or any applicable state securities laws (the "Acts") or (ii) he delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under the Acts is not required in connection with such transfer, sale or offer.

         IN WITNESS WHEREOF, the Company and Sharpe have executed this Agreement as of the day and year first above written.



                                         CONVERGENT GROUP CORPORATION



                                         By: /s/ Glenn E. Montgomery
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Its:
                                             -----------------------------------


                                         SHARPE:

                                         /s/ Robert Sharpe
                                         ---------------------------------------
                                         Robert Sharpe


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